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                                                             EXHIBIT 23


COOPERS                                  Coopers & Lybrand L.L.P.
& LYBRAND                                a professional services firm





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Roberts Pharmaceutical Corporation on (1) Form S-3 (File No. 333-13729) and (2) Form S-8 (File No.'s 33-34767, 33-61543 and 333-09847) of our report dated
February 14, 1997, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1996, 1995 and 1994, and for each of the three years in the period ended December 31, 1996, which report is included in the Corporation's 1996 Annual Report on Form 10-K.


                                COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
April 1, 1997



Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).